    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2001
                                          REGISTRATION STATEMENT NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                              ARCH WIRELESS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                             31-1358569
  (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 870-6700

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                              C. EDWARD BAKER, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              ARCH WIRELESS, INC.
                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 870-6700

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:
                           DAVID A. WESTENBERG, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------.
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------.
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                       PROPOSED
                   TITLE OF EACH CLASS OF                         MAXIMUM AGGREGATE                  AMOUNT OF
               SECURITIES TO BE REGISTERED(1)                    OFFERING PRICE(2)(3)           REGISTRATION FEE(4)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share(5)...................                  (6)                         (6)
-------------------------------------------------------------------------------------------------------------------------
Preferred Stock, $.01 par value per share...................                  (6)                         (6)
-------------------------------------------------------------------------------------------------------------------------
Debt Securities.............................................                  (6)                         (6)
-------------------------------------------------------------------------------------------------------------------------
Warrants....................................................                  (6)                         (6)
-------------------------------------------------------------------------------------------------------------------------
Total.......................................................         $500,000,000                    $125,000
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.
(2) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3) The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(4) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(5) The aggregate amount of common stock registered hereunder is limited, with respect to at the market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act. Each share of common stock being registered hereunder, if issued prior to the termination of the Rights Agreement dated as of October 13, 1995, as amended, shall include a right to purchase a unit consisting of one one-thousandth of a share of Series B Junior Participating Preferred Stock (collectively, the "Rights"). Prior to the occurrence of certain events, none of which has occurred as of the date hereof, the Rights will not be exercisable or evidenced separately from the common stock.
(6) Not required to be included in accordance with General Instruction II.D. of Form S-3.
                            ------------------------

    THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This registration statement consists of two separate prospectuses, covering:

          (1) common stock, preferred stock, debt securities and warrants of Arch Wireless, Inc. to be offered from time to time by Arch; and

          (2) common stock of Arch Wireless, Inc. to be issued under a direct stock purchase plan of Arch.

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to Completion, dated February 9, 2001

                                  $500,000,000

                              ARCH WIRELESS, INC.

                                  COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES
                                    WARRANTS

                            ------------------------

     We may from time to time issue up to $500,000,000 aggregate principal amount of common stock, preferred stock, debt securities and/or warrants. We will specify in the accompanying prospectus supplement the terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

                            ------------------------

     INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 1.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

                            ------------------------

                    Prospectus dated                , 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Arch Wireless, Inc. ........................................    1
Risk Factors................................................    1
Special Note Regarding Forward-Looking Information..........    1
Ratio of Earnings to Fixed Charges..........................    2
Use of Proceeds.............................................    2
The Securities We May Offer.................................    2
Description of Common Stock and Preferred Stock We May
  Offer.....................................................    3
Description of Debt Securities We May Offer.................    8
Description of Warrants We May Offer........................   13
Legal Ownership of Securities...............................   15
Plan of Distribution........................................   18
Validity of Securities......................................   20
Experts.....................................................   20
Where You Can Find More Information.........................   20
Incorporation of Certain Documents by Reference.............   21

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

                              ARCH WIRELESS, INC.

     Arch is a leading provider of two-way wireless Internet messaging and mobile information services in the United States. We primarily provide traditional paging services which enable subscribers to receive messages on their pagers composed entirely of numbers, such as a phone number, or on some pagers, numbers and letters which enable the subscriber to receive text messages. Both kinds of services are commonly referred to as messaging services. We have also begun to market and sell "advanced" messaging services which enable subscribers to receive acknowledgements that their messages were delivered or to respond to messages. We also offer enhanced or complementary wireless messaging services, such as stock quotes, news and other wireless information delivery services, voice mail, personalized greeting, message storage and retrieval, equipment loss protection and equipment maintenance.

     Our principal office is located at 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, and our telephone number is (508) 870-6700. Our web site is located at www.arch.com. We have not incorporated by reference into this prospectus the information on our web site, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

     The Arch Wireless name and logo and the names of products and services offered by Arch Wireless are trademarks, registered trademarks, service marks or registered service marks of Arch Wireless. Unless the context otherwise requires, the terms "Arch," "we," "us" and "our" refer to Arch Wireless, Inc. and its subsidiaries.

                                  RISK FACTORS

     Investing in our securities involves risk. Potential investors are urged to read and consider the risk factors relating to an investment in Arch described in our Securities and Exchange Commission filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, which are incorporated by reference in this prospectus. The prospectus supplement applicable to each offering of our securities may also contain a discussion of other risks applicable to an investment in our securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For this purpose, any statements contained in this prospectus or incorporated by reference in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. We may, in some cases, use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "will," "could" or "may" or other words that convey uncertainty of future events or outcomes to identify forward-looking statements. There are a number of important factors that could cause our results to differ materially from the results anticipated by these forward-looking statements. Factors that could contribute to these differences include those discussed under "Risk Factors" in any prospectus supplement as well as documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference.

                       RATIO OF EARNINGS TO FIXED CHARGES

     For the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and the nine months ended September 30, 2000, earnings from continuing operations were insufficient to cover fixed charges by approximately $39.5 million, $164.0 million, $203.0 million, $204.3 million, $289.2 million and $198.3 million, respectively.

     For the same periods, earnings from continuing operations were insufficient to cover fixed charges, preferred stock accretion and preferred stock dividends by approximately $39.6 million, $164.3 million, $203.1 million, $205.4 million, $291.3 million and $203.0 million, respectively.

                                USE OF PROCEEDS

     Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes.

     We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

                          THE SECURITIES WE MAY OFFER

     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

     We may sell from time to time, in one or more offerings:

     - common stock;

     - preferred stock;

     - debt securities; and/or

     - warrants to purchase any of the securities listed above.

     In this prospectus, we will refer to the common stock, preferred stock, debt securities and warrants collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $500,000,000.

     If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

     This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

          DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK WE MAY OFFER

     The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our restated certificate of incorporation and bylaws that are incorporated by reference into the registration statement that includes this prospectus and, with respect to preferred stock, the certificate of designations which will be filed with the Securities and Exchange Commission for each series of preferred stock we may designate, if any. We also refer you to the description of our common stock and preferred stock set forth in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2001.

     While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

COMMON STOCK

     Under our restated certificate of incorporation, we may issue up to 300,000,000 shares of common stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to the preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably dividends that are declared by our board of directors out of funds legally available for that purpose. In the event of liquidation, dissolution or winding up of Arch, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Holders of common stock do not have cumulative voting rights. The outstanding shares of common stock are fully paid and nonassessable.

     Our common stock is currently listed on the Nasdaq National Market under the symbol "ARCH." The transfer agent and registrar for our common stock is Equiserve Trust Company, N.A., 150 Royall Street, Canton, MA 02021.

PREFERRED STOCK

     GENERAL. Our restated certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement which includes this prospectus the form of any certificate of designation which describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

     - the title and stated value;

     - the number of shares we are offering;

     - the liquidation preference per share;

     - the purchase price;

     - the dividend rate, period and payment date, and method of calculation for dividends, if any;

     - whether any dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

     - the provisions for a sinking fund, if any;

     - the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

     - any listing of the preferred stock on any securities exchange or market;

     - whether the preferred stock will be convertible into our common stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

     - whether the preferred stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

     - voting rights, if any, of the preferred stock;

     - preemption rights, if any;

     - restrictions on transfer, sale or other assignment, if any;

     - whether interests in the preferred stock will be represented by depositary shares;

     - a discussion of any material United States federal income tax considerations applicable to the preferred stock;

     - the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

     - any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

     - any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

     When we issue shares of preferred stock under this prospectus, the shares, when issued, will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

     VOTING RIGHTS. The General Corporation law of Delaware provides that holders of preferred stock will have the right to vote separately as a class on any proposed amendment to our restated certificate of incorporation that would adversely affect the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

     OTHER. The preferred stock could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the stockholders.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

     We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or facilitating corporate acquisitions.

     The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our current management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that these holders will receive dividend payments and payments upon liquidation.

FOREIGN OWNERSHIP RESTRICTIONS

     Under the Communications Act of 1934, not more than 25% of our capital stock may be owned or voted by aliens or their representatives, a foreign government or its representative or a foreign corporation if the Federal Communications Commission finds that the public interest would be served by denying such ownership. Accordingly, our restated certificate of incorporation provides that we may redeem outstanding shares of our stock from holders if the continued ownership of our stock by those holders, because of their foreign citizenship or otherwise, would place the Federal Communications Commission licenses held by us in jeopardy. Required redemptions, if any, will be made at a price per share equal to the lesser of the fair market value of the shares, as defined in our restated certificate of incorporation or, if such shares were purchased within one year prior to the redemption, the purchase price of such shares.

ANTI-TAKEOVER PROVISIONS

     Provisions of Delaware law and our restated certificate of incorporation and bylaws could delay, make more difficult or prevent the acquisition of our company and the removal of our incumbent officers and directors. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

     STOCKHOLDER RIGHTS PLAN. In October 1995, our board of directors adopted a stockholder rights plan. Under our rights plan, each outstanding share of common stock has attached to it one preferred stock purchase right, or a right. The rights trade automatically with our shares of common stock and become exercisable only under the circumstances described below.

     The purpose of the rights is to encourage potential acquirors to negotiate with our board of directors before attempting a takeover bid and to provide our board of directors with leverage in negotiating on behalf of our stockholders the terms of any proposed takeover. The rights may have antitakeover effects. They should not, however, interfere with any merger or other business combination approved by our board of directors.

     Each right entitles its holder to purchase from us a fractional share of Series B preferred stock at a cash purchase price of $150.00 per fractional share of preferred stock, subject to adjustment. The rights automatically attach to and trade together with each share of common stock.

     Each fractional share of preferred stock has voting, dividend and liquidation rights equivalent to one share of our common stock. As a result, a stockholder who purchases all of the preferred stock fractional shares that it is entitled to purchase will double its voting power, dividend rights and liquidation rights.

     The rights are not exercisable or transferable separately from the shares of common stock to which they are attached until ten business days following the earlier of:

     - a public announcement that an acquiring person, or group of affiliated or associated acquiring persons, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the common stock, or up to 33% in certain specified circumstances described below, or

     - the commencement of a tender offer or exchange offer that would result in a person or group individually owning 30% or more of the then outstanding shares of common stock.

     The rights will not become exercisable, however, if the acquiring person offers to purchase all outstanding shares of our common stock and our independent directors determine that such offer is fair to our stockholders and in their best interests.

     If the rights become exercisable, each holder of a right, other than the acquiring person, will be entitled to use the $150.00 exercise price of the right to purchase fractional shares of preferred stock. All rights that are beneficially owned by an acquiring person will terminate in these circumstances. Therefore, the acquiring person will not increase its voting, dividend or liquidation rights.

     If an acquiring person acquires common stock and either:

     - we are acquired in a merger or other business combination transaction in which we are not the surviving corporation or the common stock is changed or exchanged, except for a merger that follows an offer determined to be fair by our independent directors as described above, or

     - 50% or more of our assets or earning power is sold or transferred,

then each holder of a right, other than the acquiring person, will be entitled to use the $150.00 exercise price of the purchase right to purchase shares of common stock of the acquiring company at one-half of the then current market price of the acquiring company's common stock.

     The rights are not currently exercisable. In connection with our June 1999 acquisition of MobileMedia Communications, Inc. and other transactions, we amended the stockholder rights plan to permit four significant stockholders to acquire, without becoming an acquiring person, shares of our outstanding stock up to specified limits. Currently, the specified limits are 23.9% of our outstanding stock for W.R. Huff, 21.3% for Whippoorwill, 18% for Citigroup, Inc. and 25.0% for Resurgence.

     We also amended the stockholder rights plan in connection with our acquisition of Paging Network, Inc. to allow the acquisition to take place without causing the rights to become exercisable.

     CLASSIFIED BOARD OF DIRECTORS. Our restated certificate of incorporation and bylaws provide that our board of directors is divided into three classes, with the terms of each class expiring in a different year. The bylaws provide that the number of directors is fixed from time to time exclusively by the board of directors, but shall consist of not more than 15 nor less than three directors. A majority of the board of directors then in office has the sole authority to fill in any vacancies on the board of directors. The restated certificate of incorporation provides that directors may be removed only by the affirmative vote of holders of at least 80% of the voting power of all then outstanding shares of stock, voting together as a single class.

     STOCKHOLDER ACTIONS AND MEETINGS. Our restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting.

     The restated certificate of incorporation and bylaws provide that special meetings of stockholders can be called by the chairman of the board, pursuant to a resolution approved by a majority of the total number of directors which we would have if there were no vacancies on the board of directors, or by stockholders owning at least 20% of the stock entitled to vote at the meeting. The business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by the chairman of the board, or at the request of a majority of the members of the board of directors, or as specified in the stockholders' call for a meeting.

     The bylaws set forth an advance notice procedure with regard to the nomination of candidates for election as directors who are not nominees of the board of directors. The bylaws provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors only if detailed written notice has been given to our secretary within specified time periods.

     AMENDMENT OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of stock, voting together as a single class, to amend specified provisions of the restated certificate of incorporation. These include provisions relating to the removal of directors, the prohibition on stockholder action by written consent instead of a meeting, the procedural requirements of stockholder meetings and the adoption, amendment and repeal of certain articles of the bylaws.

     CONSIDERATION OF NON-ECONOMIC FACTORS IN ACQUISITIONS. Our restated certificate of incorporation empowers our board of directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders. These factors may include:

     - comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the capital stock, our estimated current value in a freely negotiated transaction, and our estimated future value as an independent entity;

     - the impact of such a transaction on our subscribers and our employees and its effect on the communities in which we operate; and

     - our ability to fulfill our objectives under applicable statutes and regulations.

     RESTRICTIONS ON OUR PURCHASES OF STOCK. Our restated certificate of incorporation prohibits us from repurchasing any of our shares from any person, entity or group that beneficially owns 5% or more of our then outstanding voting stock at a price exceeding the average closing price for the twenty trading business days prior to the purchase date, unless a majority of our disinterested stockholders approves the transaction. A disinterested stockholder is a person who holds less than 5% of our voting power. This restriction on purchases by us does not apply to:

     - any offer to purchase a class of our stock which is made on the same terms and conditions to all holders of the class of stock;

     - any purchase of stock owned by such a 5% stockholder occurring more than two years after such stockholder's last acquisition of our stock;

     - any purchase of our stock in accordance with the terms of any stock option or employee benefit plan; or

     - any purchase at prevailing marketing prices pursuant to a stock repurchase program.

     DELAWARE ANTI-TAKEOVER STATUTE. Section 203 of the Delaware corporations statute is applicable to publicly held corporations organized under the laws of Delaware, including us. Subject to various exceptions, Section 203 provides that a corporation may not engage in any "business combination" with any "interested stockholder" for a three-year period after such stockholder becomes an interested stockholder unless the interested stockholder attained that status with the approval of the board of directors or the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions which result in a financial benefit to the interested stockholder. Subject to various exceptions, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation's outstanding voting stock or was the owner of 15% or more of the outstanding voting stock within the previous three years. Section 203 may make it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. The stockholders may elect not to be governed by Section 203, by adopting an amendment to the corporation's certificate of incorporation or bylaws which becomes effective twelve months after adoption. Our restated certificate of incorporation and bylaws do not exclude us from the restrictions imposed by Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors.

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

                  DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

     We may elect to issue debt securities, either separately or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be issued in one or more series. Each series of debt securities will be issued pursuant to an indenture, to be entered into by us and a trustee, who will be legally obligated to carry out the terms of the indenture. Any senior notes that we may issue will be issued under one or more senior indentures that we will enter into with a trustee to be named in the senior indenture. Any subordinated notes that we may issue will be issued under one or more subordinated indentures that we will enter into with a trustee to be named in the subordinated indenture. We use the term "indentures" to refer to both the senior indentures and the subordinated indentures. The indentures will be qualified under the Trust Indenture Act. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

     The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indentures applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indentures and the subordinated indentures are identical.

     We conduct our operations through our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries' creditors would include trade creditors, debt holders, secured creditors and taxing authorities. Except as we may provide in a prospectus supplement, neither the debt securities nor the indentures restrict us or any of our subsidiaries from incurring indebtedness.

GENERAL

     We will describe in the applicable prospectus supplement the following terms relating to a series of notes that we may issue:

     - the title;

     - any limit on the amount that may be issued;

     - whether or not we will issue the series of notes in global form, the terms and who the depository will be;

     - the maturity date;

     - the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

     - whether or not the notes will be secured or unsecured, and the terms of any secured debt;

     - the terms of the subordination of any series of subordinated debt;

     - the place where payments will be payable;

     - our right, if any, to defer payment of interest and the maximum length of any such deferral period;

     - the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

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

     - the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

     - whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

     - whether we will be restricted from incurring any additional indebtedness;

     - a discussion on any material United States federal income tax considerations applicable to the notes;

     - the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

     - any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

     We may issue the debt securities as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

     - is issued at a price lower than the amount payable upon its stated maturity; and

     - provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, will become due and payable.

     United States federal income tax considerations applicable to debt securities sold at an original issue discount security will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

CONVERSION OR EXCHANGE RIGHTS

     We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for our common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities that the holders of the series of notes receive would be subject to adjustment.

CONSOLIDATION, MERGER OR SALE

     Unless otherwise noted in the applicable prospectus supplement, the indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

EVENTS OF DEFAULT UNDER THE INDENTURES

     The following will be events of default under the indentures with respect to any series of notes that we may issue:

     - if we fail to pay interest when due and our failure continues for a period of time to be specified in the applicable prospectus supplement and the time for payment has not been extended or deferred;

     - if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

     - if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for a period to be specified in the applicable prospectus supplement after we receive notice from the trustee or holders of not less than a fixed percentage in aggregate principal amount of the outstanding notes of the applicable series; and

     - if specified events of bankruptcy, insolvency or reorganization occur as to us.

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

     The supplemental indenture or the form of note for a particular series of notes may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of notes, see the prospectus supplement relating to such series.

     If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of not less than a fixed percentage in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

     The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

     - the direction so given by the holder is not in conflict with any law or the applicable indenture; and

     - subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

     - the holder has given written notice to the trustee of a continuing event of default with respect to that series;

     - the holders of at not less than a fixed percentage in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

     - the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within a specified period after the notice, request and offer.

     These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

     We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

MODIFICATION OF INDENTURES; WAIVER

     We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

     - to fix any ambiguity, defect or inconsistency in the indenture; and

     - to change anything that does not materially adversely affect the interests of any holder of notes of any series.

     In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

     - extending the fixed maturity of the series of notes;

     - reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes; or

     - reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

DISCHARGE

     Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

     - register the transfer or exchange of debt securities of the series;

     - replace stolen, lost or mutilated debt securities of the series;

     - maintain paying agencies;

     - hold monies for payment in trust;

     - compensate and indemnify the trustee; and

     - appoint any successor trustee.

     In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

FORM, EXCHANGE AND TRANSFER

     We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

     We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

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

     If we elect to redeem the notes of any series, we will not be required to:

     - issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business a specified number of days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

     - register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

INFORMATION CONCERNING THE TRUSTEE

     The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee will be required to use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

PAYMENT AND PAYING AGENTS

     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

     We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

     All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

GOVERNING LAW

     The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

SUBORDINATION OF SUBORDINATED NOTES

     Any subordinated notes we may offer will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement. Any subordinated indenture that we enter into will not limit the amount of subordinated notes that we may issue. It also will not limit us from issuing any other secured or unsecured debt.

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

                      DESCRIPTION OF WARRANTS WE MAY OFFER

     The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

GENERAL

     We may issue warrants for the purchase of common stock, preferred stock and/or debt securities, or any combination of the foregoing. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

     We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

     We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

     - the offering price and aggregate number of warrants offered;

     - if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of each security;

     - if applicable, the beginning date on which the warrants and the related securities will be separately transferable;

     - in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon exercise;

     - in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

     - the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

     - the terms of any rights to redeem or call the warrants;

     - any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

     - the dates on which the right to exercise the warrants will commence and expire;

     - the manner in which the warrant agreement and warrants may be modified;

     - material United States federal income tax consequences of holding or exercising the warrants;

     - the terms of the securities issuable upon exercise of the warrants; and

     - any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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

     Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

     - in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

     - in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

EXERCISE OF WARRANTS

     Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m., New York time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

     Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

ENFORCEABILITY OF RIGHTS BY HOLDERS OF WARRANTS

     Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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

                         LEGAL OWNERSHIP OF SECURITIES

     We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

BOOK-ENTRY HOLDERS

     We may choose to issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

STREET NAME HOLDERS

     We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

LEGAL HOLDERS

     Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS

     If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle a request for the holders' consent, if ever required;

     - whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

     - how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

     - if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

     A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

     Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

     A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "-- Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

     If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

     As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only in the form of a global security, an investor should be aware of the following:

     - an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

     - an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

     - an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

     - an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

     - the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

     - the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

     - financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

     In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

     The global security will terminate when the following special situations occur:

     - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

     - if we notify any applicable trustee that we wish to terminate that global security; or

     - if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

     The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered hereby in one or more of the following ways from time to time:

     - through agents to the public or to one or more purchasers;

     - to underwriters for resale to the public or to one or more purchasers; or

     - directly to one or more purchasers.

     We will set forth in a prospectus supplement the terms of the offering of securities, including:

     - the name or names of any agents or underwriters;

     - the purchase price of the securities being offered and the proceeds we will receive from the sale;

     - any over-allotment options under which underwriters may purchase additional securities from us;

     - any agency fees, underwriting discounts, or other compensation to agents or underwriters;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any securities exchanges on which the securities may be listed.

AGENTS

     We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

UNDERWRITERS

     If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

DIRECT SALES

     We may also sell securities directly to one or more purchasers without using underwriters or agents.

     Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

TRADING MARKETS AND LISTING OF SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

STABILIZATION ACTIVITIES

     Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

PASSIVE MARKET MAKING

     Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must displace its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

                             VALIDITY OF SECURITIES

     The validity of the securities offered pursuant to this prospectus will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements and schedules of Arch incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving those reports.

     The consolidated financial statements of Paging Network, Inc., as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, appearing in our Current Report on Form 8-K filed on November 14, 2000, as amended by Form 8-K/A filed on February 9, 2001, which are incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about PageNet's ability to continue as a going concern as described in Note 2 to PageNet's consolidated financial statements), and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act. You can find, copy and inspect information filed by us with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of information filed by us with the Securities and Exchange Commission at prescribed rates by writing to the Securities and Exchange Commission's Public Reference Section, 450 Fifth Street, N.W. Washington, D.C. 20549. You can call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. You can review our electronically filed reports, proxy and information statements on the Securities and Exchange Commission's web site at http://www.sec.gov. Arch's common stock trades on the Nasdaq National Market under the symbol "ARCH." Therefore, you can inspect reports, proxy statements and other information concerning Arch at the offices of the National Association of Securities Dealers, Inc., National Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement contains more information than this prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the Securities and Exchange Commission at any address listed above or from the Securities and Exchange Commission's web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus information that we file with the Securities and Exchange Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

     The following documents previously filed with the Securities and Exchange Commission are incorporated by reference in this prospectus:

           (1) our Annual Report on Form 10-K for the year ended December 31, 1999;

           (2) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

           (3) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

           (4) our Quarterly Report of Form 10-Q for the quarter ended September 30, 2000;

           (5) our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2000;

           (6) our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2000;

           (7) our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2000;

           (8) our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2000;

           (9) our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2000;

          (10) our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2000, as amended by Form 8-K/A filed with the Securities and Exchange Commission on February 9, 2001;

          (11) our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2001;

          (12) our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2001;

          (13) all our filings pursuant to the Securities Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

          (14) the description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on January 18, 1994, including any amendments or reports filed for the purpose of updating that description.

     You may request, orally or in writing, a copy of these documents, which will be provided to you without charge, by contacting:
                            Arch Wireless, Inc.
                            1800 West Park Drive, Suite 250
                            Westborough, Massachusetts 01581
                            Attention: Investor Relations
                            Telephone: (508) 870-6700

     You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2001

                              ARCH WIRELESS, INC.

                           DIRECT STOCK PURCHASE PLAN

                            ------------------------

     This prospectus relates to our Direct Stock Purchase Plan. The plan is designed to provide investors with a convenient and economical way to purchase shares of our common stock. Under the plan, participants may:

     - Purchase their first shares of our common stock by making an initial cash investment of at least $1,000 and up to $10,000.

     - Purchase additional shares of our common stock by making optional cash investments at any time of at least $500 per payment and up to a maximum of $10,000 per month.

     - Make optional cash investments in excess of $10,000 per month, but only after submission of a written request for waiver has been made to us and after we have given our written approval, which we may grant or refuse to grant in our sole discretion.

     - On investments in excess of $10,000 that we approve, purchase newly issued shares of our common stock at a discount of up to 5%, as we may determine from time to time in our sole discretion.

     - Elect to automatically reinvest cash dividends, if any, that we pay in the future on all or a portion of their shares of common stock.

     Our common stock is quoted on the Nasdaq National Market under the symbol "ARCH." On February 8, 2001, the last sale price of a share of our common stock was $0.9375.

                            ------------------------

     INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 1.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                       Prospectus dated           , 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Arch Wireless, Inc. ........................................    1
Risk Factors................................................    1
Special Note Regarding Forward-Looking Information..........    1
Description of Our Direct Stock Purchase Plan...............    2
Use of Proceeds.............................................   15
Plan of Distribution........................................   15
Sales of Shares by Participants.............................   16
Legal Matters...............................................   16
Experts.....................................................   16
Where You Can Find More Information.........................   17
Incorporation of Certain Documents by Reference.............   17

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                              ARCH WIRELESS, INC.

     Arch is a leading provider of two-way wireless Internet messaging and mobile information services in the United States. We primarily provide traditional paging services which enable subscribers to receive messages on their pagers composed entirely of numbers, such as a phone number, or on some pagers, numbers and letters which enable the subscriber to receive text messages. Both kinds of services are commonly referred to as messaging services. We have also begun to market and sell "advanced" messaging services which enable subscribers to receive acknowledgements that their messages were delivered or to respond to messages. We also offer enhanced or complementary wireless messaging services, such as stock quotes, news and other wireless information delivery services, voice mail, personalized greeting, message storage and retrieval, equipment loss protection and equipment maintenance.

     Our principal office is located at 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, and our telephone number is (508) 870-6700. Our web site is located at www.arch.com. We have not incorporated by reference into this prospectus the information on our web site, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

     The Arch Wireless name and logo and the names of products and services offered by Arch Wireless are trademarks, registered trademarks, service marks or registered service marks of Arch Wireless. Unless the context otherwise requires, the terms "Arch," "we," "us" and "our" refer to Arch Wireless, Inc. and its subsidiaries.

                                  RISK FACTORS

     Investing in our securities involves risk. Potential investors are urged to read and consider the risk factors relating to an investment in Arch described in our Securities and Exchange Commission filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus and the documents we incorporate by reference in this prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For this purpose, any statements contained in this prospectus or incorporated by reference in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. We may, in some cases, use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "will," "could" or "may" or other words that convey uncertainty of future events or outcomes to identify forward-looking statements. There are a number of important factors that could cause our results to differ materially from the results anticipated by these forward-looking statements. Factors that could contribute to these differences include those discussed under "Risk Factors" in documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference.

                 DESCRIPTION OF OUR DIRECT STOCK PURCHASE PLAN

     The following questions and answers explain and constitute our Direct Stock Purchase Plan, which we refer to below as the plan.

1. WHAT IS THE PURPOSE OF THE PLAN?

     The plan is intended to provide investors with a simple, convenient and economical method of purchasing shares of our common stock.

     In turn, the plan provides us with an economical and flexible mechanism to raise equity capital through sales of our common stock. To the extent shares of common stock are purchased directly from us under the plan, we will receive proceeds that we will use for our general corporate purposes. We will not, however, receive any proceeds from shares of our common stock that the plan administrator may purchase, at our direction, in the open market or in negotiated transactions with third parties in order to supply shares issued to participants under the plan.

2. WHAT OPTIONS ARE AVAILABLE UNDER THE PLAN?

     The plan allows participants to:

     - Make initial cash investments in our common stock in amounts of at least $1,000 and up to $10,000;

     - Make additional cash investments in our common stock in amounts of at least $500 per payment and up to $10,000 per month, or more if a request for waiver is granted by us; and

     - Have common stock dividends, if any, that we pay in the future automatically reinvested in additional shares of our common stock (although it is unlikely we will pay cash dividends in the foreseeable future).

3. WHAT ARE THE ADVANTAGES OF PARTICIPATING IN THE PLAN?

     Participants in the plan will enjoy certain benefits:

     - You will be able to purchase our common stock without paying any brokerage commission and, for purchases in excess of $10,000 per month, potentially at a discount of up to 5%, which discount will be determined at our sole discretion.

     - Your funds will be fully invested because the plan permits fractions of shares to be credited to your account (although fractional share certificates will not be issued).

     - You can be free of cumbersome safekeeping requirements, as our custodial service will safely hold your shares in book-entry form.

     - You will have a simple way of making periodic cash investments in our company, when and as you choose, in order to build your ownership over time and also to utilize dollar-cost-averaging if such technique is part of your general investment strategy.

     - You may direct the plan administrator to sell or transfer all or a portion of the shares held in your plan account and therefore you may find the plan an economical way to liquidate holdings from time to time.

     - You will receive periodic statements, called statements of holdings, reflecting all current activity in your plan account, including purchases, sales and latest balances, which will simplify your record keeping.

4. WHAT ARE THE DISADVANTAGES OF MAKING INVESTMENTS IN ARCH THROUGH THE PLAN?

     The plan may present certain disadvantages to a participant as compared to investing in our company through a brokerage firm:

     - We may, without giving you prior notice, change our determination as to whether the plan administrator will purchase shares of common stock directly from us, in the open market or in privately negotiated transactions from third parties.

     - You will not know the actual number of shares purchased in any month for your account under the plan until after the applicable investment date.

     - Because the investment price may represent an average of numerous market prices, it may actually exceed the price at which you could have purchased shares in the open market on the investment date.

     - Sales of shares for participants that have made valid sale elections during any month are made at specified times and in a manner designed not to disrupt the market for our common stock. Accordingly, you may experience delays in the execution of sales of your shares held in the plan.

     - On purchases in excess of $10,000 that we approve, you may not be able to depend on the availability of a discount on newly issued shares acquired under the plan. While a discount from market prices of up to 5% may be established for a particular period, a discount for one period will not ensure the availability of a discount or the same discount in future periods. For any period we may, without giving you prior notice, change or eliminate the discount.

     - Shares deposited in a plan account may not be pledged. If you desire to pledge shares deposited in a plan account, you must withdraw the shares from the plan.

     - You will not receive interest on funds held by the plan administrator pending investment or on funds returned if we suspend or terminate the plan.

5. WHO WILL ADMINISTER THE PLAN?

     The plan will be administered by Fleet National Bank or any successor plan administrator we designate. The plan administrator acts as agent for participants, keeps records of the accounts of participants, sends regular account statements to participants, and performs other duties relating to the plan. EquiServe Trust Company, N.A., a registered transfer agent, will provide administrative support to the plan administrator. Shares purchased for each participant under the plan will be held by the plan administrator and will be registered in the name of such participant unless and until a participant requests that a stock certificate for all or part of such shares be issued, as more fully described in this prospectus. Correspondence with the plan administrator should be sent to:

                              Arch Direct Stock Purchase Plan
                              Fleet National Bank
                              c/o EquiServe
                              P.O. Box 43010
                              Providence, RI 02940-3010

     Plan participants may also contact the plan administrator by calling toll free 1-877-453-1511, 24 hours a day, seven days a week. Customer service representatives are available between the hours of 8:30 a.m. and 6:00 p.m., Eastern Time, Monday through Friday.

6. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Our existing stockholders, as well as persons seeking to purchase their first shares in our company, may participate in the plan.

     A registered holder, which means a stockholder whose shares of common stock are registered in our stock transfer books in his or her name, may participate in the plan directly. A beneficial owner, which means a stockholder whose shares are registered in our stock transfer books in a name other than his or her name, for example, in the name of a broker, bank, or other nominee, must either become a registered holder by having the shares transferred into his or her name, or make arrangements with his or her broker, bank or other nominee to participate in the plan on the participant's behalf.

     An interested investor that is not currently a stockholder may participate in the plan by making an initial cash investment in our common stock of not less than $1,000 and not more than $10,000. In some circumstances, however, we may permit greater optional cash investments if an appropriate waiver is filed with us and accepted.

     The right to participate in the plan is not transferable to another person. We reserve the right to exclude from participation in the plan persons who use the plan to engage in short-term trading activities that cause aberrations in the trading of our common stock. In addition, we reserve the right to treat optional cash investments submitted on forms reflecting participants with the same name, address or social security or taxpayer identification number as a single investment for purposes of determining whether the maximum investment of $10,000 per month would be exceeded.

     Participants residing in jurisdictions in which their participation in the plan would be unlawful will not be eligible to participate in the plan.

7. HOW DOES AN ELIGIBLE PERSON PARTICIPATE IN THE PLAN?

     A person may participate in the plan by following the appropriate procedure set forth below.

  Our Registered Holders

     If you are a registered holder of our common stock, you may enroll in the plan and become a participant by:

     - completing and signing a stockholder authorization form; and

     - returning it to the plan administrator at the address set forth in Question 5.

     Please note, that if the shares you currently own are registered in more than one name, for example, joint tenants or trustees, all registered holders of such shares must sign the stockholder authorization form exactly as their names appear on the account registration.

     Registered holders may obtain additional information and the necessary stockholder authorization form at any time by contacting the plan administrator at the address or phone number set forth in Question 5.

  Our Beneficial Owners

     If you are a beneficial owner of our common stock and you desire to participate in the plan, you must:

     - instruct the registered holder who holds the shares of common stock on your behalf, usually a broker, bank or other intermediary, to have all or a portion of those shares registered directly in your name. You would then follow the procedures described above for registered holders; or

     - make arrangements with the broker, bank or other intermediary to participate in the plan on your behalf.

     Alternatively, a beneficial holder may enroll in the plan in the same manner as someone who is not currently an owner of our common stock, as described in the procedures below for interested investors.

 Interested Investors Who Do Not Currently Own Our Common Stock.

     An interested investor who is not presently one of our stockholders, but desires to become a participant in the plan by making an initial cash investment in our common stock, may join the plan by:

     - completing and signing an initial purchase form; and

     - forwarding it, together with a check in the amount of the initial cash investment of at least $1,000, to the plan administrator at the address set forth in Question 5.

     Any offer to make an initial cash investment greater than $10,000 must be made in accordance with the procedures described below in Question 14. Initial cash investments can be made by check or money order payable to "EquiServe -- Arch Wireless, Inc." All forms of payment must be in U.S. funds and drawn on a U.S. bank. Cash and third party checks will not be accepted.

     Interested investors may obtain additional information and the necessary initial purchase form by contacting the plan administrator at the address or phone number set forth in Question 5. Some state securities laws require that a registered broker-dealer send the information to their residents. A registered broker-dealer, rather than the plan administrator, will forward a copy of this prospectus and the enrollment form to residents of those states.

8. WHAT IS THE PURPOSE AND EFFECT OF COMPLETING AND FORWARDING THE STOCKHOLDER AUTHORIZATION FORM AND THE INITIAL PURCHASE FORM?

     The stockholder authorization form and the initial purchase form will appoint the plan administrator as your agent for purposes of your participation in the plan. The forms direct the plan administrator to apply any optional cash investments made by you, whether transmitted with the stockholder authorization form, the initial purchase form or made at dates subsequent to your enrollment, to the purchase on your behalf of additional full and fractional shares of our common stock in accordance with the plan.

     The stockholder authorization form and the initial purchase form also allow participants to provide for the reinvestment of dividends, if any, through the following options:

     - Full dividend reinvestment. This option allows you to reinvest automatically all cash dividends received on all shares of our common stock registered in your name and held in your plan account.

     - Partial dividend reinvestment. This option allows you to receive cash dividends on a specified number of shares of our common stock registered in your name and held in your plan account and to reinvest automatically only the dividends on any remaining shares of common stock.

     - No dividend reinvestment. This option allows you to receive cash dividends on all shares of our common stock registered in your name and held in your plan account.

     Any one of the above three options may be selected. In each case, cash dividends, if any, will be reinvested on all shares designated for participation in the plan until the participant specifies otherwise or withdraws from the plan altogether, or until the plan is terminated. Participation in the dividend reinvestment portion of the plan will commence with the next dividend payment date after the plan administrator receives your stockholder authorization form or initial purchase form, as the case may be, provided that the plan administrator receives the form at least three business days prior to the record date for such dividend payment. If the plan administrator receives your stockholder authorization form or initial purchase form less than three business days prior to the record date for a particular dividend payment, participation in the dividend reinvestment portion of the plan may not commence until the following dividend payment date. Notwithstanding this, it is unlikely that we will pay cash dividends in the foreseeable future and nothing in this prospectus is intended to indicate otherwise.

     A participant may change his or her dividend reinvestment election at any time by contacting the plan administrator. Changes in the dividend reinvestment election will be effective for a particular dividend payment date provided the request is received at least three business days prior to the related dividend record date. If a change in the dividend reinvestment election is received less than three business days prior to the related dividend record date, the change may not be effective until the following dividend payment date.

     Any participant who returns a properly executed stockholder authorization form or initial purchase form to the plan administrator without electing a dividend reinvestment option will be enrolled as having selected full dividend reinvestment.

9. WHAT ARE THE EXPENSES OF THE PLAN, AND WHO PAYS THEM?

     We will pay all fees, brokerage commissions, and related expenses associated with the purchase of common stock in the open market or in negotiated transactions with third parties on behalf of participants. Shares for the plan purchased directly from us will not involve brokerage commissions or trading fees. There is, however, a one-time enrollment fee of $10 which will be deducted from the initial investment of interested investors who are not already stockholders of Arch.

     In the event that any form of payment is returned unpaid for any reason, the participant will be subject to a $25 fee which will be deducted from the participant's account.

     In addition, participants that request the sale of any of their shares held in the plan must pay a service charge equal to 5% of the sales proceeds (with a minimum of $1.00 and a maximum of $10.00), plus a commission equal to $0.10 per share plus any applicable taxes. The plan administrator may effect any sales of shares for the plan through a broker-dealer, in which case the broker-dealer will receive the commission for effecting the transaction.

     The plan administrator may also charge participants for additional services not provided under the plan. Brokers or nominees that participate on behalf of beneficial owners for whom they are holding shares may charge such beneficial owners additional fees in connection with such participation, for which neither the plan administrator nor we will be responsible.

     Participation in the plan is voluntary and a participant may discontinue his or her participation at any time.

10. WHAT ARE THE SOURCES OF SHARES PURCHASED UNDER THE PLAN?

     Purchases of shares of our common stock by the plan administrator for participants in the plan may be made, at our election, either (1) directly from us out of our authorized but unissued shares of common stock or treasury stock,
(2) in the open market, or (3) in negotiated transactions with third parties. Under the terms of our outstanding debt securities, other financing arrangements and applicable Delaware law, we are not currently permitted to repurchase shares of our common stock. Therefore, for the foreseeable future, all purchases of our common stock under the plan would be made directly from us.

11. WHEN ARE SHARES PURCHASED UNDER THE PLAN?

     Optional cash purchases for investments under $10,000 will begin on the investment date, which is the last trading day of a pricing period. Newly issued shares will be posted to participants' accounts as of the applicable investment date. Shares purchased in the open market or in negotiated transactions with third parties, however, will be posted to the participants' accounts after the settlement period. Settlement normally occurs three business days after the investment is completed. Please see the attached Schedule A for information with respect to pricing periods, investment dates and other information.

     Pursuant to an approved request for waiver, the plan administrator will only acquire shares of common stock directly from us out of our authorized but unissued shares of common stock or treasury shares. Newly issued shares purchased with optional cash investments over $10,000 will be posted to participants' accounts as of the investment date as defined above.

     If dividends are declared at some time in the future, purchases with dividend investments will begin on the dividend payment date. Newly issued shares will be posted to participants' accounts as of the dividend payment date. Shares purchased in the open market or in negotiated transactions with third parties, however, will be posted to participants' accounts after the settlement period. Settlement normally occurs three business days after the investment is completed.

     Purchases of shares of our common stock by the plan administrator on the open market or in negotiated transactions with third parties will be completed no later than 30 days after the investment date, except where completion at a later date is necessary or advisable under any applicable securities laws or regulations.

12. HOW IS THE PRICE DETERMINED FOR SHARES ACQUIRED THROUGH THE PLAN?

     Each month the plan will acquire shares for participants who have made valid and timely cash investments during that month.

     The purchase price of shares acquired through the plan with cash investments not exceeding $10,000 during any month will be equal to:

     - in the case of newly issued shares of our common stock, the average of the high and low sale prices of our common stock as reported by Nasdaq on the investment date, as that term is defined above. If no trading is reported for that trading day, the purchase price will be equal to the average of the high and low sale prices of our common stock as reported by Nasdaq on the trading day immediately prior to the investment date; or

     - in the case of shares purchased in the open market or in privately negotiated transactions, the weighted average price of all shares purchased.

     If a request for waiver is granted by us for an investment of greater than $10,000 in one month, the purchase price of shares acquired through the plan for such an investment will be equal to the volume weighted average price obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, for each day during the twelve consecutive trading days ending on the last day of the pricing period (the investment date) assuming the threshold price is met on each day, less any discount established by us as described in Question 14, calculated pro rata on a daily basis. For example, if a cash investment of $12 million is made pursuant to an approved request for waiver, the number of shares will be calculated for each day of the pricing period by taking a pro rata portion of the total cash investment for each day of the pricing period, which would be $1 million, and dividing it by the volume weighted average price obtained from Bloomberg LP for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, less the discount. On the last day of the pricing period, the total investment amount, $12 million, will be divided by the total number of shares acquired over the twelve days (assuming the threshold price is met each day) in order to establish the purchase price.

     The plan will also acquire shares for participants who have elected to reinvest all or a portion of their dividends if, at some time in the future, a dividend is declared by our board of directors. Purchases of shares of our common stock through the reinvestment of dividends, if any are declared, will begin on the dividend payment date. The purchase price of shares acquired through the plan through the reinvestment of dividends will be equal to:

     - in the case of newly issued shares of our common stock, the average of the high and low sale prices of our common stock as reported by Nasdaq on the dividend payment date. If no trading is reported for the dividend payment date, the purchase price will be equal to the average of the high and low sale prices of our common stock as reported by Nasdaq on the trading day immediately prior to the dividend payment date; or

     - in the case of shares purchased in the open market or in privately negotiated transactions, the weighted average price of all shares purchased with the dividend funds.

     The price at which shares are acquired under the plan is referred to in this prospectus as the investment price. The trading period over which the investment price is calculated for purchases in excess of $10,000 per month is referred to as the pricing period. The single date each month on which shares are acquired under the plan for participants who have made purchase elections for such month is referred to in this prospectus as the investment date.

     Please note that participants will not be able to instruct the plan administrator to purchase shares at a specific time or at a specific price.

13. HOW ARE OPTIONAL CASH INVESTMENTS FOR AMOUNTS OF $10,000 OR LESS MADE?

     All participants, including brokers, banks and nominees with respect to shares registered in their name on behalf of beneficial owners, are eligible to make optional cash investments at any time.

     Other interested investors that are not stockholders of our company are also eligible to make initial investments in our common stock at any time by submitting an initial purchase form and funds representing their desired initial investments.

     The plan administrator will apply all investments under $10,000 per month by check or money order, for which good funds are received at least one business day before the first day of the pricing period, to the purchase of shares of our common stock on the applicable investment date for that pricing period. If good funds are received by the plan administrator for checks and money orders after this deadline, they will not be invested until the next following investment date. No interest will be paid on any funds pending investment. All optional cash investments are subject to collection by the plan administrator for full face value in U.S. dollars.

     There is no obligation to make an optional cash investment at any time, and the amount of such investments may vary from time to time.

     All optional cash investments made by check or money order should be made payable to:

                       "EquiServe -- Arch Wireless, Inc."

and mailed to the plan administrator, along with the cash investment or other transaction form attached to the bottom of each statement of holdings, at the address listed on the form. Due to the longer clearance period, the plan administrator is unable to accept checks clearing through non-United States banks. Any checks not drawn on a United States bank or not payable in United States dollars will be returned to the participant, as will any cash or third party checks. If you are not in the United States, contact your bank to verify that they can provide you with a check that clears through a United States bank and can print the dollar amount in United States funds. Other forms of payment, such as wire transfers, may be made, but only if approved in advance by the plan administrator. Inquiries regarding other forms of payments and all other written inquiries should be directed to the plan administrator at the address set forth in Question 5.

     In the event that any form of payment is returned unpaid for any reason, the plan administrator will consider the request for investment of such funds null and void and shall immediately remove from the participant's account shares, if any, purchased upon the prior credit of such funds. The plan administrator shall then be entitled to sell those shares to satisfy any uncollected amounts. If the net proceeds of the sale of these shares are insufficient to satisfy the balance of the uncollected amounts, the plan administrator shall be entitled to sell such additional shares from the participant's account necessary to satisfy the uncollected balance. Any deposit returned unpaid will be subject to a $25 fee that will be deducted from the participant's account.

14. HOW ARE OPTIONAL CASH INVESTMENTS OF MORE THAN $10,000 MADE?

     Optional cash investments in excess of $10,000 per month may be made only pursuant to a request for waiver accepted by us. Participants may ascertain whether we are accepting requests for waiver in any given month, and certain other important information, by calling our Treasury Department at (508) 870-6700 or such other number as we may establish for this purpose from time to time. Participants who wish to make an optional cash investment in excess of $10,000 for any investment date, including those whose proposed investments have been aggregated so as to exceed $10,000 as described above, must obtain our prior written approval and a copy of such written approval must accompany any such optional cash investment. Good clean funds for such optional cash investments exceeding $10,000 per month must be received by the plan administrator no later than one business day prior to the first day of the pricing period. To obtain a request for waiver, a participant may call our Treasury Department at (508) 870-6700. Completed requests for waiver should be faxed directly to our Treasury Department at (508) 870-6069. For additional information, participants may call our Treasury Department at (508) 870-6700.

     We also may make the foregoing information available on the Investor Relations segment of our website at http://www.arch.com or on another website we may establish for this purpose from time to time. The website may also contain a form for submitting a request for waiver via electronic mail.

     We have sole discretion to grant any approval for optional cash investments in excess of the allowable maximum amount. In deciding whether to approve a request for waiver, we will consider relevant factors including, but not limited to:

     - our need for additional funds,

     - the attractiveness of obtaining such additional funds through the sale of our common stock as compared to other sources of funds,

     - the purchase price likely to apply to any sale of common stock,

     - the participant submitting the request,

     - the extent and nature of such participant's prior participation in the plan,

     - the number of shares held of record by such participant, and

     - the aggregate amount of optional cash investments in excess of $10,000 for which requests for waiver have been submitted by all participants.

     If requests for waiver are submitted for any investment date for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests in order of receipt, pro rata or by any other method that we determine, in our sole discretion, to be appropriate.

     We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible registered holders or beneficial owners of our common stock for any reason whatsoever including elimination of practices that are not consistent with the purposes of the plan.

  Threshold Price with Respect to Optional Cash Investments Made Pursuant to Requests for Waiver

     We may establish for any pricing period a threshold price applicable to optional cash investments made pursuant to requests for waiver. At least three trading days prior to the first day of the applicable pricing period, we will determine whether to establish a threshold price and, if a threshold price is established, its amount, and will so notify the plan administrator. This determination will be made by us in our sole discretion after a review of current market conditions, the level of participation in the plan, and current and projected capital needs. Participants may ascertain whether a threshold price has been set or waived for any given pricing period and any applicable discount by telephoning our Treasury Department at (508) 870-6700 or at such other number as we may establish from time to time.

     If established for any pricing period, the threshold price will be stated as a dollar amount that the volume weighted average price obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, must equal or exceed on each trading day of the relevant pricing period. In the event that the threshold price is not satisfied for a trading day in the pricing period or there are no trades of our common stock reported by Nasdaq for a trading day, then that trading day will be excluded from the pricing period with respect to optional cash investments made pursuant to requests for waiver, and all trading prices for that day will be excluded from the determination of the purchase price. For example, if the threshold price is not satisfied for three of the 12 trading days in a pricing period, then the purchase price will be based upon the remaining nine trading days on which the threshold price was satisfied.

     In addition, a pro rata portion of each optional cash investment made pursuant to a request for waiver will be returned for each trading day of a pricing period on which the threshold price is not satisfied or for each trading day on which no trades of shares or common stock are reported on Nasdaq, as soon as reasonably practicable after the pricing period without interest. The returned amount will equal one-twelfth of the total amount of such optional cash investment, not just the amount exceeding $10,000, for each trading day that the threshold price is not satisfied. Thus, for example, if in January 2001, the threshold price is not satisfied or no such sales are reported for three of the twelve trading days in a pricing period, 3/12 , that is 25%, of such optional cash investment will be returned to the participant without interest.

     The establishment of the threshold price and the possible return of a portion of the investment applies only to optional cash investments made pursuant to a request for waiver but applies to the entire amount of the optional cash investment, including the first $10,000. Setting a threshold price for a pricing period shall not affect the setting of a threshold price for any subsequent pricing period. For any particular month, we may waive our right to set a threshold price. Neither we nor the plan administrator will be required to provide any written notice to participants as to the threshold price for any pricing period. Participants may, however, ascertain whether a threshold price has been set or waived for any given pricing period and any applicable discount by telephoning our Treasury Department at (508) 870-6700 or at such other number as we may establish from time to time.

  Discount

     Each month, at least three trading days prior to the first day of the applicable pricing period, we may establish a discount from the investment price applicable to shares purchased under the plan with cash investments in excess of $10,000 pursuant to a request for waiver during that month. Such discount, which we refer to as the discount, may range between 0% and 5% of the investment price and may vary each month. The discount may be increased, decreased or eliminated by us in any given month. We also reserve the right to establish a reverse auction procedure by which participants seeking to make optional cash investments under a waiver may submit to us a "bid" with respect to the discount at which they are willing to make the optional cash investment. Participants may obtain the discount applicable to the next pricing period by telephoning our Treasury Department at (508) 870-6700 or at such other number as we may establish from time to time. Setting a discount for a particular month shall not affect the setting of a discount for any subsequent month.

15. WHAT LIMITATIONS AND EXCEPTIONS APPLY TO OPTIONAL CASH INVESTMENTS?

  Minimum/Maximum Limits

     For any investment date, optional cash investments made by our stockholders are subject to a minimum of $500 per payment and a maximum of $10,000 per month, unless a request for waiver has been approved as described above, and optional cash investments made by interested investors who are not then stockholders of our company are subject to a minimum initial investment of $1,000 and a maximum of $10,000, unless a request for waiver has been approved.

     Optional cash investments of less than the allowable monthly minimum amount and that portion of any optional cash investment that exceeds the allowable monthly maximum amount will be returned, except as noted above, promptly to participants, without interest. Optional cash investments submitted by brokerage firms or other nominees on behalf of a participant may be aggregated for purposes of determining whether the $10,000 limit will be exceeded. In addition, we reserve the right to treat optional cash investments submitted on forms reflecting participants with the same name, address or social security or taxpayer identification number as a single investor for purposes of determining whether the $10,000 limit would be exceeded. Please note that dividend funds, if any, will not be combined with optional cash investments in determining whether the $10,000 limit has been exceeded.

16. WHAT IF A PARTICIPANT HAS MORE THAN ONE ACCOUNT IN THE PLAN?

     For the purpose of the limitations discussed in this prospectus, we reserve the right to aggregate all optional cash investments for participants with more than one account using the same name, address or social security or taxpayer identification number. For participants unable to supply a social security or taxpayer identification number, participation may be limited by us to only one plan account. Also for the purpose of such limitations, all plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. In the event we exercise our right to aggregate investments and the result would be an investment in excess of $10,000 without an approved request for waiver, we will return, without interest, as promptly as practicable, any amounts in excess of the investment limitations.

17. IN WHAT SITUATIONS WILL AN OPTIONAL CASH INVESTMENT BE RETURNED TO A PARTICIPANT?

     The plan administrator will return optional cash investments less than $10,000 to a participant provided the plan administrator receives a written request at least one business day prior to the first day of the pricing period. Optional cash investments less than $10,000 will be returned by check, without interest, as soon as reasonably practicable. Please note that optional cash investments greater than $10,000 for which a participant has received an approved request for waiver will not be returned to a participant.

18. WILL CERTIFICATES BE ISSUED TO PARTICIPANTS FOR THE SHARES OF OUR COMMON STOCK PURCHASED UNDER THE PLAN?

     All shares purchased pursuant to the plan will be held in "book entry" form through accounts maintained by the plan administrator. This serves to protect against the loss, theft or destruction of certificates evidencing shares. Participants may contact the plan administrator at the address or telephone number set forth in Question 5 above, or may utilize the cash investment and other transaction form attached to the bottom of each statement of holdings, in order to request a certificate for all or a portion of the shares held in book-entry form. Upon such a request, the plan administrator will, within five business days of receipt of the request, issue and deliver certificates for the whole shares credited to that participant's account. Certificates will be issued only in the same names as those enrolled in the plan. In no event will certificates for fractional shares be issued.

     If a participant requests a certificate for whole shares of our common stock held in his or her account, distributions on those shares will continue to be reinvested under the plan in the same manner as prior to the request so long as the shares of common stock remain registered in the participant's name.

19. MAY A PARTICIPANT DEPOSIT WITH THE PLAN ADMINISTRATOR CERTIFICATES FOR SHARES WHICH HE OR SHE ALREADY OWNS OUTSIDE THE PLAN?

     Yes, if the certificates are unrestricted. Whether or not the participant has previously authorized reinvestment of dividends, certificates registered in the participant's name that do not bear any legend restricting transfer may be surrendered to the plan administrator for deposit in the participant's plan account. If a participant desires to deposit certificates for shares of our common stock with the plan administrator, the participant should mail the certificates and a letter of instruction to the plan administrator at the address listed in Question 5 by registered mail, return receipt requested and insured for 2% of the value of the stock submitted since the participant bears the risk of loss in transit. The cash investment and other transaction form attached to each statement of holdings may be used for this purpose. The certificates should not be endorsed.

20. CAN PARTICIPANTS SELL SHARES HELD UNDER THE PLAN?

     Participants may contact the plan administrator in order to request the sale of all or a portion of the shares held in their plan account. Following receipt of instructions from a participant, the plan administrator will sell, through an independent broker or institution, those shares as soon as practicable and will remit a check for the proceeds of such sale, less a service charge equal to 5% of the sales proceeds (with a minimum of $1.00 and a maximum of $10.00), brokerage commissions and any applicable taxes.

     Shares to be sold will be aggregated by the plan administrator and generally sold within five business days. The sales price per share will be equal to the weighted average price of all shares sold on the trading day, less brokerage commissions, which are currently $0.10 per share.

     Please note that the plan administrator is not able to accept instructions to sell on a particular date or at a specific price.

21. CAN A PARTICIPANT TRANSFER SHARES HELD IN THE PLAN TO SOMEONE ELSE?

     Participants may transfer ownership of a portion or all of the shares held in their plan account. Participants should call the plan administrator at 1-877-453-1511 for complete transfer instructions.

22. WHAT HAPPENS IF A PARTICIPANT SELLS OR TRANSFERS SHARES OR ACQUIRES ADDITIONAL SHARES?

     If a participant has elected to have dividends automatically reinvested in the plan and subsequently sells or transfers all or any part of the shares registered in the participant's name, automatic reinvestment will continue as long as shares are registered in the name of the participant or held for the participant by the plan administrator or until termination of enrollment. Similarly, if a participant has elected the "Full Dividend Reinvestment" option under the plan and subsequently acquires additional shares registered in the participant's name, dividends paid on such shares will automatically be reinvested until termination of enrollment. If, however, a participant has elected the "Partial Dividend Reinvestment" option and subsequently acquires additional shares that are registered in the participant's name, dividends will be reinvested according to the participant's instructions as given on the most recent stockholder authorization form. Participants may change their dividend reinvestment elections by submitting a new stockholder authorization form or by contacting the plan administrator. However, we remind you that it is unlikely we will pay cash dividends in the foreseeable future.

23. WHAT REPORTS ARE SENT TO PARTICIPANTS?

     After any activity occurs relating to a participant's plan account, the participant will be sent a statement of holdings that will provide a record of the costs of the shares of our common stock purchased or the price of the shares sold for that account, the purchase or sale date and the number of shares of common stock then in that account. We recommend that you retain these statements for income tax and general record keeping purposes.

     In addition, each participant will be sent our annual report, notice of annual meeting and proxy statement and income tax information for reporting distributions received. All reports and notices from the plan administrator will be addressed to the participant's last known address. Participants should notify the plan administrator promptly in writing of any change of address.

24. MAY A PARTICIPANT TERMINATE HIS OR HER PLAN ACCOUNT?

     Yes, a participant may terminate his or her plan account by contacting the plan administrator at the address or telephone number listed in Question 5 or by utilizing the cash investment and other transaction form attached to each statement of holdings. Participation will be terminated as soon as practicable provided the request is received at least seven business days prior to the payable date for a dividend payment. If the request is received less than seven business days prior to the payable date for a dividend payment, the termination may be postponed until after the reinvestment of any dividends on the dividend payment date. After that time all cash dividends, if any, on shares owned by such participant will be sent to the participant.

     In the event that a purchase of shares on behalf of a participant pursuant to the plan is pending, such participant may not terminate enrollment until after the investment date relating to such pricing period. Any fractional shares held in the plan at the time of termination will be converted to cash on the basis of the last applicable investment price. If a participant's plan account balance falls below one full share, the plan administrator reserves the right to liquidate the fraction and remit the proceeds, less any applicable fees, to the participant at its address of record.

25. WHAT HAPPENS WHEN A PARTICIPANT TERMINATES AN ACCOUNT?

     As soon as practicable after notice of termination is received, the plan administrator will send to the participant (1) a certificate evidencing all whole shares of our common stock held in the account and (2) a check representing the value of any fractional shares of our common stock held in the account. After an account is terminated, we will pay all distributions for the terminated account to the participant unless the participant re-elects to participate in the plan.

     When terminating an account, the participant may request that all shares of our common stock, both whole and fractional, held in the plan account be sold, or that certain of the shares of such common stock be sold and a certificate be issued for the remaining shares. The plan administrator will remit to the participant the proceeds of any sale of shares of our common stock, less a service charge equal to 5% of the sales proceeds (with a minimum of $1.00 and a maximum of $10.00), brokerage commissions and any applicable taxes. The sale price per share will be equal to the weighted average price of all shares sold on the trading day, less brokerage commissions, which are currently $0.10 per share.

26. WHEN MAY A FORMER PARTICIPANT RE-ELECT TO PARTICIPATE IN THE PLAN?

     Generally, any former participant may re-elect to participate at anytime. However, the plan administrator reserves the right to reject any authorization form on the grounds of excessive joining and withdrawing. This reservation is intended to minimize unnecessary administrative expense and to encourage use of the plan as a long-term investment service.

27. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

     The tax consequences resulting from optional cash investments are uncertain. Participants may be deemed to receive a distribution from us upon the purchase of shares pursuant to the plan in an amount equal to the excess, if any, of the fair market value of the shares acquired on the investment date plus the participant's share of any fees paid by us over the purchase price for the shares. The fair market value of shares acquired on an investment date is not likely to differ from the amount of optional cash investment by participants making investments not exceeding $10,000 in any single month. For participants making investments exceeding $10,000 in a single month who are eligible for a discount, there may more likely be a difference between the fair market value of shares acquired on an investment date and the amount of optional cash investment.

     Any such deemed distribution will be treated as a taxable dividend to the extent attributable to our current or accumulated earnings and profits and then only if other shareholders receive or are deemed to receive distributions of cash or other property from us. We do not currently have any current or accumulated earnings and profits, and cannot accurately predict when we will have earnings and profits. If the deemed distribution is taxable as a dividend, the shares purchased under the plan will have a tax basis equal to the amount of the optional cash investment plus the amount of the deemed distribution, if any, which is treated as a taxable dividend. If the deemed distribution is not treated as a taxable dividend, the effect of such distribution on a stockholder's basis in his shares is uncertain. If the distribution is treated as made solely with respect to the newly acquired shares, or if the stockholder does not own other shares of our common stock at the time of the optional cash investment, the basis of such newly acquired shares will generally equal the amount paid for such shares. However, if the distribution is treated as made with respect to both the newly acquired shares (or fraction thereof) and the other shares of our common stock held by such stockholder, the basis of the newly acquired shares (or fraction thereof) may exceed the amount paid for such shares and the basis for the shares held prior to the optional investment would be correspondingly reduced. In any event, the aggregate bases for all of a stockholder's shares of our common stock will be equal to the aggregate bases for the shares previously owned plus the amount paid for the newly acquired shares. Finally, it is unclear as to whether any gain or loss realized with respect to a deemed non-dividend distribution in excess of stock basis would be calculated on a per-share basis or on an aggregate basis for all of the holder's shares, including the shares, or fraction thereof, purchased under the plan.

     As to reinvested dividends, participants will be treated as having received a distribution from us equal to the fair market value on the investment date of the shares, if any, acquired with reinvested dividends pursuant to the plan plus the participant's share of any fees paid by us. Such distribution will be treated as a taxable dividend to the extent attributable to our current or accumulated earnings and profits. As long as we do not have earnings and profits, any excess will first be treated as a tax-free return of capital, causing a reduction in the basis of existing shares, and the balance will be treated as capital gain recognized on a sale or exchange. A participant's tax basis in the distributed shares will equal the fair market value of such shares on the investment date plus the participant's share of any fees paid by us.

     A participant's holding period for shares acquired pursuant to the plan will begin on the day following the date on which the shares are credited to the participant's account. When a participant receives certificates for whole shares credited to the participant's account under the plan, the participant will not realize any taxable income. However, a participant that receives a cash adjustment for a fraction of a share will realize a gain or loss with respect to such fraction. A gain or loss also will be realized by the participant whenever whole shares are sold, either pursuant to the participant's request, upon withdrawal from the plan or after withdrawal from the plan. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the tax basis of the participant in the shares.

     THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN AND DOES NOT CONSTITUTE TAX ADVICE. THIS SUMMARY IS BASED ON THE CURRENT STATE OF FEDERAL LAW AND DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH LAW. ANY SUCH CHANGES MAY HAVE RETROACTIVE EFFECT AND MAY ADVERSELY AFFECT THE DISCUSSION IN THIS SUMMARY. THIS SUMMARY DOES NOT ADDRESS THE SPECIAL TAX CONSEQUENCES THAT MAY BE APPLICABLE TO CERTAIN PARTICIPANTS SUBJECT TO SPECIAL TAX TREATMENT (INCLUDING TAX-EXEMPT ORGANIZATIONS, BROKER DEALERS AND FOREIGN SHAREHOLDERS). THIS SUMMARY DOES NOT REFLECT EVERY POSSIBLE OUTCOME THAT COULD RESULT FROM PARTICIPATION IN THE PLAN AND, THEREFORE, PARTICIPANTS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR FURTHER INFORMATION WITH RESPECT TO THE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

28. HOW ARE THE PARTICIPANT'S SHARES OF COMMON STOCK VOTED AT STOCKHOLDER MEETINGS?

     The plan administrator will send participants proxy materials, including a proxy card, relating to both the shares for which participants hold physical certificates and the shares of our common stock held in their plan accounts. Shares will be voted at stockholder meetings as that participant directs by proxy. Shares of our common stock may also be voted in person at the meeting.

29. WHAT IS THE RESPONSIBILITY OF ARCH AND THE PLAN ADMINISTRATOR UNDER THE
PLAN?

     Our company and the plan administrator, in administering the plan, are not liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability:

     - with respect to the prices and times at which shares of our common stock are purchased or sold for a participant; or

     - with respect to any fluctuation in market value before or after any purchase or sale of shares of our common stock; or

     - arising out of any failure to terminate a participant's account upon that participant's death prior to the plan administrator's receipt of notice in writing of the death.

     Neither our company nor the plan administrator can provide any assurance of a profit, or protect a participant from a loss, on shares of our common stock purchased under the plan. These limitations of liability do not affect any liabilities arising under the federal securities laws, including the Securities Act.

     The plan administrator may resign as plan administrator of the plan at any time, in which case we will appoint a successor plan administrator. In addition, we may replace the plan administrator with a successor plan administrator at any time.

30. WHAT HAPPENS IF WE MAKE A DISTRIBUTION OF SHARES OF COMMON STOCK OR SPLIT OUR SHARES?

     If there is a distribution payable in shares of our common stock or a common stock split, the plan administrator will receive and credit to the participant's plan account the applicable number of whole and/or fractional shares of common stock based on the number of shares of common stock held in the participant's plan account and registered in the participant's name. If we effect a reverse stock split, the number of shares held in each participant's plan account will be proportionately reduced.

31. WHAT HAPPENS IF WE HAVE A RIGHTS OFFERING?

     If we have a rights offering in which separately tradable and exercisable rights are issued to registered holders of shares of our common stock, we will transfer the rights attributable to whole shares of our common stock held in a participant's plan account and registered in the participant's name to the plan participant as promptly as practicable after the rights are issued.

32. MAY A PARTICIPANT PLEDGE SHARES OF COMMON STOCK HELD IN HIS OR HER PLAN ACCOUNT?

     A participant may not pledge shares of our common stock held in his or her plan account, and any such purported pledge will be void. A participant who wishes to pledge shares of our common stock must request that a certificate for those shares first be issued in the participant's name.

33. MAY WE SUSPEND OR TERMINATE THE PLAN?

     While we presently expect to continue the plan indefinitely, we may suspend or terminate the plan at any time. If we suspend or terminate the plan, all funds held by us for investment will be returned without interest. We also reserve the right to modify, suspend, terminate or refuse participation in the plan to any person at any time.

34. MAY WE AMEND THE PLAN?

     We may amend or supplement the plan at any time. Any amendment or supplement will only be effective upon mailing appropriate written notice at least 30 days prior to the effective date thereof to each participant. Written notice is not required when an amendment or supplement is necessary or appropriate to comply with the rules or policies of the Securities and Exchange Commission, the Internal Revenue Service or other regulatory authority or law, or when an amendment or supplement does not materially affect the rights of participants. The amendment or supplement will be deemed to be accepted by a participant unless, prior to the effective date thereof, the plan administrator receives written notice of the termination of a participant's plan account. Any amendment may include an appointment by the plan administrator or by us of a successor bank or agent, in which event we are authorized to pay that successor bank or agent for the account of the participant all distributions and distributions payable on shares of our common stock held by the participant for application by that successor bank or agent as provided in the plan.

35. WHAT HAPPENS IF WE TERMINATE THE PLAN?

     If the plan is terminated, each participant will receive (1) a certificate for all whole shares of our common stock held in the participant's plan account and (2) a check representing the value of any fractional shares of our common stock held in the participant's plan account and any uninvested distributions held in the account.

36. WHO INTERPRETS AND REGULATES THE PLAN?

     We are authorized to issue such interpretations, adopt such regulations and take such action as we may deem reasonably necessary to effectuate the plan. Any action we or the plan administrator take to effectuate the plan in the good faith exercise of our judgment will be binding on participants.

                                USE OF PROCEEDS

     The proceeds from the sale of our common stock offered pursuant to the plan will be added to our available funds and used for general corporate purposes.

                              PLAN OF DISTRIBUTION

     Subject to the discussion below, we will distribute newly issued or treasury shares of our common stock sold under the plan, rather than through an underwriter, broker or dealer. There are no brokerage commissions in connection with the purchases of such newly issued or treasury shares of common stock.

     In connection with the administration of the plan, we may be requested to approve investments made pursuant to requests for waiver by or on behalf of participants or other investors who may be engaged in the securities business.

     Persons who acquire shares of common stock through the plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased. We may, however, accept investments made pursuant to requests for waiver by such persons.

     From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to requests for waiver under the plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the plan. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the plan.

     We will pay any and all brokerage commissions and related expenses incurred in connection with purchases of our common stock under the plan. Upon withdrawal by a participant from the plan by the sale of shares of our common stock held under the plan, the participant will receive the proceeds of that sale less a service charge, nominal brokerage commission and any required tax withholdings or transfer taxes.

     Our common stock may not be available under the plan in all states. We are not making an offer to sell our common stock in any state where the offer or sale is not permitted.

                        SALES OF SHARES BY PARTICIPANTS

     Participants that request the sale of any of their shares of common stock held in the plan must pay a service charge equal to 5% of the sales proceeds (with a minimum of $1.00 and a maximum of $10.00) plus a commission of $0.10 per share, plus any applicable taxes. Shares of our common stock may not be available under the plan in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the common stock offered pursuant to this prospectus have been passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements and schedules of Arch incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing in giving those reports.

     The consolidated financial statements of Paging Network, Inc., as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, appearing in our Current Report on Form 8-K filed on November 14, 2000, as amended by Form 8-K/A filed on February 9, 2001, which are incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about PageNet's ability to continue as a going concern as described in Note 2 to PageNet's consolidated financial statements), and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act. You can find, copy and inspect information filed by us with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of information filed by us with the Securities and Exchange Commission at prescribed rates by writing to the Securities and Exchange Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. You can review our electronically filed reports, proxy and information statements on the Securities and Exchange Commission's web site at http://www.sec.gov. Our common stock trades on the Nasdaq National Market under the symbol "ARCH." Therefore, you can inspect reports, proxy statements and other information concerning us at the offices of the National Association of Securities Dealers, Inc., National Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement contains more information than this prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the Securities and Exchange Commission at any address listed above or from the Securities and Exchange Commission's web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus information that we file with the Securities and Exchange Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

     The following documents previously filed with the Securities and Exchange Commission are incorporated by reference in this prospectus:

          (1) our Annual Report on Form 10-K for the year ended December 31,
     1999;

          (2) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

          (3) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

          (4) our Quarterly Report of Form 10-Q for the quarter ended September 30, 2000;

          (5) our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2000;

          (6) our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2000;

          (7) our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2000;

          (8) our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2000;

          (9) our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2000;

          (10) our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2000, as amended by Form 8-K/A filed with the Securities and Exchange Commission on February 9, 2001;

          (11) our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2001;

          (12) our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2001;

          (13) all our filings pursuant to the Securities Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

          (14) the description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on January 18, 1994, including any amendments or reports filed for the purpose of updating that description.

     You may request, orally or in writing, a copy of these documents, which will be provided to you without charge, by contacting:

                                       Arch Wireless, Inc.
                                       1800 West Park Drive, Suite 250
                                       Westborough, Massachusetts 01581
                                       Attention: Investor Relations
                                       Telephone: (508) 870-6700

     You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                                   SCHEDULE A

                 IMPORTANT DATES FOR OPTIONAL CASH INVESTMENTS

                                  (2001-2003)

THRESHOLD PRICE AND
  WAIVER DISCOUNT    CASH PURCHASE   PRICING PERIOD     CASH PURCHASE
 ANNOUNCEMENT DATE     DUE DATE     COMMENCEMENT DATE  INVESTMENT DATE
-------------------  -------------  -----------------  ---------------
      4/4/01            4/6/01           4/9/01            4/25/01
      5/7/01            5/9/01           5/10/01           5/25/01
      6/5/01            6/7/01           6/8/01            6/25/01
      7/5/01            7/9/01           7/10/01           7/25/01
      8/7/01            8/9/01           8/10/01           8/27/01
      9/5/01            9/7/01           9/10/01           9/25/01
      10/5/01           10/9/01         10/10/01          10/25/01
      11/5/01           11/7/01          11/8/01          11/26/01
      12/5/01           12/7/01         12/10/01          12/26/01
      1/4/02            1/8/02           1/9/02            1/25/02
      2/4/02            2/6/02           2/7/02            2/25/02
      3/5/02            3/7/02           3/8/02            3/25/02
      4/5/02            4/9/02           4/10/02           4/25/02
      5/7/02            5/9/02           5/10/02           5/28/02
      6/5/02            6/7/02           6/10/02           6/25/02
      7/5/02            7/9/02           7/10/02           7/25/02
      8/6/02            8/8/02           8/9/02            8/26/02
      9/5/02            9/9/02           9/10/02           9/25/02
      10/7/02           10/9/02         10/10/02          10/25/02
      11/5/02           11/7/02          11/8/02          11/25/02
      12/5/02           12/9/02         12/10/02          12/26/02
      1/6/03            1/8/03           1/9/03            1/27/03
      2/4/03            2/6/03           2/7/03            2/25/03
      3/5/03            3/7/03           3/10/03           3/25/03
      4/4/03            4/8/03           4/9/03            4/25/03

                          IMPORTANT TELEPHONE NUMBERS

TO OBTAIN                                                          CALL
---------                                                     --------------
Information Concerning Your Plan Account....................  (877) 453-1511
Authorization and enrollment forms, B/N Forms and
  Gift/Transfer Forms.......................................  (877) 453-1511
Whether Requests for Waiver are being accepted; Price and
  Discount Information......................................  (508) 870-6700
Requests for Waiver.........................................  (508) 870-6700

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Arch. All amounts shown are estimates except the SEC registration fee.

SEC registration fee........................................  $125,000
Printing and engraving expenses.............................     *
Legal fees and expenses.....................................     *
Accounting fees and expenses................................     *
Miscellaneous...............................................     *
                                                              --------
          Total expenses....................................     *
                                                              ========

     * To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such person under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

     Arch's Restated Certificate of Incorporation provides that Arch will, to the fullest extent permitted by the DGCL, indemnify all persons whom it has the power to indemnify against all costs, expenses and liabilities incurred by them by reason of having been officers or directors of Arch, any subsidiary of Arch or any other corporation for which such person acted as an officer of director at the request of Arch.

     Arch's Restated Certificate of Incorporation also provides that the directors of Arch will not be personally liable for monetary damages to Arch or its stockholders for any act or omission provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Arch or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL (relating to illegal dividends or stock redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of Arch shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   1.1*   Form of Equity Underwriting Agreement
   1.2*   Form of Debt Underwriting Agreement
   4.1    Form of Senior Indenture
   4.2    Form of Subordinated Indenture
   4.3*   Form of Senior Note
   4.5*   Form of Subordinated Note
   4.6*   Form of Certificate of Designation for the preferred stock
          (together with preferred stock certificate)
   4.7*   Form of Warrant Agreement (together with form of Warrant
          Certificate)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   5.1    Opinion of Hale and Dorr LLP
  12.1    Statement of Computation of Ratio of Earnings to Fixed
          Charges
  23.1    Consent of Arthur Andersen LLP
  23.2    Consent of Ernst & Young LLP
  23.3    Consent of Hale and Dorr LLP (included in Exhibit 5.1)
  24.1    Power of Attorney (see page II-5 of this Registration
          Statement)
  25.1*   Form T-1 Statement of Eligibility of Trustee for Senior
          Indenture under the Trust Indenture Act of 1939, as amended
  25.2*   Form T-1 Statement of Eligibility of Trustee for
          Subordinated Indenture under the Trust Indenture Act of
          1939, as amended

---------------
* To be filed by a report on Form 8-K pursuant to Item 601 of Regulation S-K or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection
(a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on February 9, 2001.

                                          ARCH WIRELESS, INC.

                                          By: /s/ C. EDWARD BAKER, JR.
                                            ------------------------------------
                                                    C. Edward Baker, Jr.
                                                  Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints C. Edward Baker, Jr., J. Roy Pottle, Gerald J. Cimmino, Patricia A. Gray and David A. Westenberg as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and any related Rule 462(b) registration statement or amendment thereto, and to file the same with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----

             /s/ C. EDWARD BAKER, JR.                Chief Executive Officer          February 7, 2001
---------------------------------------------------    (Principal Executive
               C. Edward Baker, Jr.                    Officer) and Director

                 /s/ J. ROY POTTLE                   Executive Vice President and     February 7, 2001
---------------------------------------------------    Chief Financial Officer
                   J. Roy Pottle                       (Principal Financial and
                                                       Accounting Officer)

               /s/ R. SCHORR BERMAN                  Director                         February 7, 2001
---------------------------------------------------
                 R. Schorr Berman

                /s/ EDWIN M. BANKS                   Director                         February 7, 2001
---------------------------------------------------
                  Edwin M. Banks

              /s/ GREGG R. DAUGHERTY                 Director                         February 7, 2001
---------------------------------------------------
                Gregg R. Daugherty

                                                     Director                         February   , 2001
---------------------------------------------------
                 John H. Gutfreund

                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----
                                                     Director                         February   , 2001
---------------------------------------------------
                  John Kornreich

                /s/ H. SEAN MATHIS                   Director                         February 7, 2001
---------------------------------------------------
                  H. Sean Mathis

               /s/ ALLAN L. RAYFIELD                 Director                         February 7, 2001
---------------------------------------------------
                 Allan L. Rayfield

                                                     Director                         February   , 2001
---------------------------------------------------
                  John B. Saynor

                                                     Director                         February   , 2001
---------------------------------------------------
                   John A. Shane